Exhibit 10.17

                                     RELEASE


     This Release is being executed by Daniel C. Shedrick, Harris A. Cahn, Barry
A. Halper, Bruno Tomasi, Franco Harris and Larry Lambrecht (collectively, the "Releasors") in favor of Grand Slam Acquisition Corp. ("GSAC"), Pinnacle Brands, Inc. ("PBI"), MLM Acquisition Corp. ("MAC" and, collectively with GSAC and PBI, the "GSAC Parties") and the other Releasees (as defined below).

     The Releasors and the GSAC Parties are entering into a Settlement Agreement dated September 15, 1995 (the "Settlement Agreement") that calls for the execution and delivery of this release. Capitalized terms used in this release without definition shall have the meanings given to them in the Settlement Agreement.

     The Releasors, intending to be legally bound, agree as follows:

     1.   Release. The Releasors hereby irrevocably release and discharge the
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GSAC Parties and their respective stockholders, subsidiaries, affiliates, directors, officers, employees and agents and their respective heirs, executors, administrators, successors and assigns (collectively, the "Releasees") from any and all claims, agreements, obligations and causes of action whatsoever, whether known or unknown, suspected or unsuspected, at law or in equity or otherwise, which the Releasors or any of them now have, ever had or (to the extent arising from or in connection with any action taken or omitted or state of facts existing on or prior to the date of this release) may hereafter have against the Releasees or any of them arising out of (i) the GSAC Consulting Agreements or any action or failure to take action thereunder, (ii) the capital stock of GSAC or the status of any of the Releasors as holders of capital stock of GSAC, or
(iii) any obligation (for indemnification or otherwise) in respect of (x) any representation or warranty in the Amended BCA (other than the representation and warranty in Section 5.9 of the Amended BCA) or (y) Sections 7 or 8.5 of the Amended BCA. The Releasors shall refrain from asserting any matter released or purported to be released hereby against any Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert any such matter on their behalf.

     The Releasors shall indemnify and hold harmless, on an after-tax basis, each of the Releasees from and against any loss, liability, damage or expense (including, but not limited to, reasonable counsel fees and expenses) arising from or in connection with the assertion by or on behalf of the Releasors of any claim or other matter purported to be released pursuant hereto.

     2.   Representation.  The Releasors hereby represent and warrant that they
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have not assigned any interest in any matter released or purported to be released hereby to any other person or entity and that they have full power to execute, deliver and perform this Release.

     3.   Governing Law.  This release and all questions relating to its
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validity, interpretation, performance and enforcement (including, without limitation, provisions concerning



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limitations of action) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts-of-law rule or principle that might result in the application of the laws of another jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this release may be brought against any of the parties in the courts of the State of New York or the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

     4.   Settlement Agreement.  Except to the extent expressly provided herein,
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nothing contained herein shall affect the obligations contained in the
Settlement Agreement or the other settlement agreement of even date among the same parties or the documents being executed pursuant to such agreements. To the extent there is any conflict between the express terms provided herein and any such agreement, the express terms herein shall be controlling.

Dated: September __, 1995


                              ___________________________________
                              Daniel C. Shedrick


                              ___________________________________
                              Harris A. Cahn


                              ___________________________________
                              Barry A. Halper


                              ___________________________________
                              Bruno Tomasi


                              ___________________________________
                              Franco Harris


                              ___________________________________
                              Larry Lambrecht







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